Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

April 19, 2006

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Earnings, Cash and Sales Growth for First Quarter 2006

•	Double-digit revenue and earnings growth

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2006 first-quarter revenues of $5.6 billion, reflecting a 16 percent increase over 2005 first-quarter revenues of $4.8 billion. Net earnings in the 2006 first quarter were $374 million, or $0.92 per share on a fully diluted basis, compared to first-quarter 2005 net earnings of $336 million, or $0.83 per share fully diluted, a per-share increase of 10.8 percent. (All per-share data has been adjusted to reflect a two-for-one stock split that occurred March 24, 2006.)

Net cash provided by operating activities was $465 million for the quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $406 million.

“General Dynamics delivered another strong performance in the first quarter of 2006,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “Revenues and operating earnings increased significantly over the first quarter of 2005, reflecting growth in each of the company’s four major business groups. Margins were strong in all segments, with three of the four groups exhibiting healthy increases.

“Net cash provided by operating activities and free cash flow from operations exceeded net earnings in the quarter,” Chabraja said.

“The company sustained its strong backlog of almost $42 billion. In addition, nearly $2 billion in combat-vehicle contract awards by European customers were announced during the quarter that are not yet reflected in the backlog, and subsequent to the quarter’s end, a $464 million order was received for 306 Stryker wheeled combat vehicles for the U.S. Army’s brigade combat teams.

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“Our focus on performance at all levels of the business continues to generate positive results,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 72,700 people worldwide. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, April 19, 2006. Those accessing the webcast will be able to listen to management’s discussion of the first-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio program, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on April 19 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 3341024. It will be available from 2 p.m. on April 19 until midnight on May 3, 2006.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	First Quarter		Variance
	2006	2005	$	%
NET SALES	$5,570	$4,800	$770	16.0%
OPERATING COSTS AND EXPENSES	4,980	4,340	(640)

OPERATING EARNINGS	590	460	130	28.3%

Interest, Net	(17)	(34)	17
Other Expense, Net	—	(1)	1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	573	425	148	34.8%
Provision for Income Taxes	191	72	(119)

EARNINGS FROM CONTINUING OPERATIONS	$382	$353	$29	8.2%

Discontinued Operations, Net of Tax	(8)	(17)	9

NET EARNINGS	$374	$336	$38	11.3%

EARNINGS PER SHARE—BASIC
Continuing Operations	$0.95	$0.88	$0.07	8.0%
Discontinued Operations	$(0.02)	$(0.04)	$0.02

Net Earnings	$0.93	$0.84	$0.09	10.7%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	401.5	401.1

EARNINGS PER SHARE—DILUTED
Continuing Operations	$0.94	$0.87	$0.07	8.0%
Discontinued Operations	$(0.02)	$(0.04)	$0.02

Net Earnings	$0.92	$0.83	$0.09	10.8%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	404.5	404.0

Exhibit A

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	First Quarter		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$1,973	$1,752	$221	12.6%
COMBAT SYSTEMS	1,369	1,057	312	29.5%
MARINE SYSTEMS	1,275	1,210	65	5.4%
AEROSPACE	929	753	176	23.4%
RESOURCES/ CORPORATE	24	28	(4)	(14.3)%

TOTAL	$5,570	$4,800	$770	16.0%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$220	$197	$23	11.7%
COMBAT SYSTEMS	147	104	43	41.3%
MARINE SYSTEMS	97	49	48	98.0%
AEROSPACE	145	101	44	43.6%
RESOURCES/ CORPORATE	(19)	9	(28)	(311.1)%

TOTAL	$590	$460	$130	28.3%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.2%	11.2%
COMBAT SYSTEMS	10.7%	9.8%
MARINE SYSTEMS	7.6%	4.0%
AEROSPACE	15.6%	13.4%
RESOURCES/ CORPORATE	(79.2)%	32.1%
TOTAL	10.6%	9.6%

Exhibit B

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	First Quarter 2006	First Quarter 2005
Cash	$2,599	$1,511

Short-term Debt	$507	$6
Long-term Debt	2,778	3,287

Total Debt	$3,285	$3,293

Net Debt	$686	$1,782
Shareholders’ Equity	$8,467	$7,396
Debt-to-Equity	38.8%	44.5%
Debt-to-Capital	28.0%	30.8%
Book Value per Share	$20.99	$18.38

Net Cash Provided by Operating Activities	$465	$358
Capital Expenditures	(59)	(41)

Free Cash Flow from Operations (A)	$406	$317

Total Taxes Paid	$29	$33

Depreciation and Depletion	$56	$58
Intangible Asset Amortization	27	26

Depreciation, Depletion and Amortization	$83	$84

Company Sponsored R&D (B)	$83	$80
Employment	72,700	69,400
Sales Per Employee	$308,000	$281,900
Shares Outstanding	403,340,055	402,460,258
Weighted Average Shares Outstanding -
Basic	401,469,419	401,114,918
Diluted	404,503,041	404,047,548

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit C

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	First Quarter 2006
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,322	$2,535	$8,857	$5,161	$14,018
COMBAT SYSTEMS	7,563	2,202	9,765	1,149	10,914
MARINE SYSTEMS	9,545	5,440	14,985	—	14,985
AEROSPACE	5,798	2,202	8,000	—	8,000
RESOURCES	146	—	146	—	146

TOTAL	$29,374	$12,379	$41,753	$6,310	$48,063

	Fourth Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$6,960	$2,415	$9,375	$4,800	$14,175
COMBAT SYSTEMS	6,954	2,374	9,328	1,202	10,530
MARINE SYSTEMS	8,419	7,014	15,433	—	15,433
AEROSPACE	5,853	2,210	8,063	—	8,063
RESOURCES	165	—	165	—	165

TOTAL	$28,351	$14,013	$42,364	$6,002	$48,366

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit D

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AIRCRAFT DELIVERIES (UNAUDITED)

	First Quarter
	2006	2005
GREEN (UNITS):
LARGE AIRCRAFT	18	14
MID-SIZE AIRCRAFT	7	6

TOTAL	25	20

COMPLETIONS (UNITS):
LARGE AIRCRAFT	16	12
MID-SIZE AIRCRAFT	7	3

TOTAL	23	15

PRE-OWNED:
UNITS	3	3

SALES (millions)	$33	$48
OPERATING EARNINGS (millions)	$—	$2

Exhibit E

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RECONCILIATION OF

YEAR-TO-DATE CASH FLOW TO

CHANGE IN NET DEBT (UNAUDITED)

DOLLARS IN MILLIONS

	2006	2005
NET CASH PROVIDED BY OPERATING ACTIVITIES	$465	$358
CAPITAL EXPENDITURES	(59)	(41)

FREE CASH FLOW FROM OPERATIONS	406	317

BUSINESS ACQUISITIONS	(153)	(37)
PROCEEDS FROM OPTION EXERCISES	101	52
DIVIDENDS	(80)	(72)
SHARE REPURCHASES	(18)	(100)
ASSET SALES	—	373
OTHER	14	2

DECREASE IN NET DEBT	$270	$535

NET DEBT, BEGINNING OF PERIOD	(956)	(2,317)

NET DEBT, END OF PERIOD	$(686)	$(1,782)

Exhibit F

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